SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2002

(Date of earliest event reported)

R&G FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	0-22137	66-0532217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Jesús T. Piñero Ave., Hato Rey, San Juan, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE
PRESS RELEASE

Item 5. OTHER EVENTS

     On April 15, 2002, R&G Financial Corporation (the “Company”) announced the closing on April 10, 2002, of a private placement of trust preferred securities issued by its Delaware statutory business trust, R&G Capital Trust I, which is sponsored by the Company’s wholly owned Florida subsidiary, R&G Acquisition Holdings Corporation, to MM Community Funding III, Ltd. The aggregate net placement proceeds are estimated to be $24 million.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit 99.1 Press Release dated April 15, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R&G FINANCIAL CORPORATION

By: /s/ Víctor J. Galán

Víctor J. Galán Chairman of the Board and Chief Executive Officer

Date: April 15, 2002.